Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna                                     (312) 928-1901

November 4, 2019

Equity Residential Announces $2.5 Billion Revolving Credit Facility and Increase to its Commercial Paper Program

CHICAGO—November 4, 2019—Equity Residential (NYSE: EQR) today announced its operating partnership has entered into a $2.5 billion multi-currency revolving credit facility, replacing its existing $2.0 billion credit agreement. The new facility matures on November 1, 2024, and can be extended or increased, subject to lender consent and customary conditions. The interest rate and facility fees are based on the operating partnership’s long-term unsecured credit ratings.

A total of 22 lenders (and in certain cases their affiliates) participated in the operating partnership’s $2.5 billion revolving credit facility, including BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers. Barclays Bank PLC, Citibank, N.A., Deutsche Bank Securities, Inc., Morgan Stanley Bank, N.A., Royal Bank of Canada, and U.S. Bank National Association acted as Joint Lead Arrangers and Co-Syndication Agents.

In addition, the operating partnership increased the maximum size for its unsecured commercial paper note program from $500.0 million to $1.0 billion. The notes will be sold under customary terms in the United States commercial paper note market and will rank pari passu with all of the other unsecured senior indebtedness of the operating partnership.

“These steps further enhance Equity Residential’s outstanding balance sheet, liquidity and financial flexibility to support our business objectives and growth for many years to come,” said Robert A. Garechana, Equity Residential’s Executive Vice President and Chief Financial Officer.

The notes to be offered under the commercial paper program have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the commercial paper program.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of rental apartment properties located in urban and high-density suburban communities where today’s renters want to live, work and play. Equity Residential owns or has investments in 308 properties consisting of 80,299 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco, Southern California and Denver. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.